UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Preferred Apartment Communities, Inc.
(Exact name of registrant as specified in its charter)

Maryland	27-1712193
(State or other jurisdiction of of incorporation or organization)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered
Series A1 Redeemable Preferred Stock, par value $0.01 per share Series M1 Redeemable Preferred Stock, par value $0.01 per share

Item 1. Description of Registrant’s Securities to be Registered.

Preferred Apartment Communities, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its:

•
Series A1 Redeemable Preferred Stock, par value $0.01 per share, to be registered hereunder, set forth under the section entitled “Description of Capital Stock and Securities Offered - Securities Offered in this Offering - Series A1 Redeemable Preferred Stock” contained in the Registrant’s prospectus, dated October 22, 2019, as filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2019 pursuant to Rule 424(b) under the Securities Act of 1933.

•
Series M1 Redeemable Preferred Stock, par value $0.01 per share, to be registered hereunder,set forth under the section entitled “Description of Capital Stock and Securities Offered - Securities Offered in this Offering - Series M1 Redeemable Preferred Stock” contained in the Registrant’s prospectus, dated October 22, 2019, as filed with the SEC on October 22, 2019 pursuant to Rule 424(b) under the Securities Act of 1933.

Item 2. Exhibits.

Exhibit No.	Reference	Description
3.1	(1)	Articles of Amendment and Restatement of Preferred Apartment Communities, Inc.
3.2	(2)	Fourth Amended and Restated By-laws of Preferred Apartment Communities, Inc.
4.2	(3)	Articles Supplementary for the Series A1 Redeemable Preferred Stock
4.3	(3)	Articles Supplementary for the Series M1 Redeemable Preferred Stock
4.6	(4)	Form of Subscription Agreement - A1M1 Offering

(1)
Previously filed with the Pre-effective Amendment No. 6 to Form S-11 Registration Statement (Registration No. 333-168407) filed by the Registrant with the Securities and Exchange Commission on March 4, 2011

(2)	Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 21, 2018

(3)	Previously filed with the Form S-3 Registration Statement (Registration No.: 333-233576) filed by the Registrant with the Securities and Exchange Commission on August 30, 2019

(4)	Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on October 2, 2019

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)
Date: December 23, 2019

	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Secretary